EXHIBIT 99.1 - JOINT PRESS RELEASE

        PRIMEDIA AND ABOUT, INC. COMPLETE MERGER; CREATE WORLD'S LEADING
                             TARGETED MEDIA COMPANY

                          INTEGRATION AHEAD OF SCHEDULE



NEW YORK, MARCH 1, 2001--Primedia, Inc (NYSE:PRM - news), the largest traditional targeted media company, announced today that it has completed its merger with About, Inc., the leader in targeted marketing on the Web and the Internet's No.1 news and information site (according to Media Metrix), forming the most complete, integrated niche media company in the world -- with targeted marketing solutions for advertisers via in-depth and comprehensive niche content in print, video and the Internet.

The combination of Primedia, the owner of 220 magazines which sells more magazine advertising pages than any other media company, as well as being the largest owner of special interest television properties, with the largest creator of original online content, About, Inc. -- makes Primedia one of only two integrated traditional and new media companies in the market today.

"This unique combination of traditional and new media assets creates the new tradition in media," said Tom Rogers, Chairman and CEO of Primedia. "During the last several months, we have focused extensively on integration bringing together managers from all areas of Primedia and About to uncover opportunities to create new products, drive synergies and achieve efficiencies. We believe the significant progress made to date bodes well for continued rapid advancement in making Primedia a truly integrated company and reaping the financial benefits of that integration."

ADVERTISING SALES INTEGRATION

     o   ENDEMIC ADVERTISING SOLID FOR FIRST QUARTER:

         Primedia and About have already made numerous advertising sales calls presenting targeted marketing products that combine traditional and new media vehicles. A number of these have already closed, proving the strength of endemic advertising even in a tough advertising market. Primedia niche publications are already showing solid first quarter growth. For example, in the automotive enthusiast category, titles such as Super Chevy, and at Power & Motoryacht, advertising revenues are up over 10 percent, while in equestrian titles such as Horse & Rider, advertising revenues are up more than 25 percent.

     o   PRIMEDIA CREATES INTEGRATED SALES & MARKETING GROUP (PRISM)

         Primedia today has created the Primedia Integrates Sales and Marketing Group and has named Darcy Miller as its president. Ms. Miller has been the driving force behind Primedia's successful American Baby franchise, which already engages heavily in cross-platform sales between its multiple magazines, television shows and Internet sites. She will be responsible for driving PRISM's cross-platform sales and marketing opportunities by integrating print, Internet, video, sampling, custom publishing and events. For the first time, Primedia will be organized to sell horizontally across multiple topics and mediums, as well as vertically deep into the breadth of one topic. Ms. Miller will report to John Loughlin, President and Chief Executive Officer of Primedia's Consumer Magazine and Internet Group and Scott Kurnit, Primedia's Chief Internet Officer.

FINANCIAL UPSIDE OF INTEGRATION

     o   COST REDUCTION ON TRACK

         As planned, Primedia has locked in budgets for 2001, which assure $30 million in expense reduction across the Primedia Internet properties. This is achieved in part through the use of the About technology platform to support the Primedia Internet initiatives.

     o   REAFFIRMS EBITDA GROWTH PROJECTIONS IN 2001

         Primedia reiterated that it would meet its EBITDA goal of a 30% increase in 2001(40% increase in the first 12 months after closing) with 20% consolidated EBITDA growth thereafter.

     o   FLOAT INCREASES

         With the completion of the merger, Primedia has nearly tripled the float of its stock. The float increases from approximately 24 million shares to approximately 69 million shares.

         "We think this presents a tremendous opportunity for increasing the attractiveness of our stock," said Rogers. "For a long time, the low number of shares available in the market was a real limitation on the ability of institutional investors to become shareholders, now this has been removed as a barrier."

ORGANIZATIONAL INTEGRATION

     o   PRIMEDIA INTERNET RESOURCES & TECHNOLOGY (PIRT)

         The Primedia Internet Resources & Technology Group (PIRT), to be overseen by About COO Bill Day, will be responsible for the technology coordination and support of all Internet initiatives throughout the Company, as well as the coordination of hosting, distribution, and other resource issues with respect to all Internet businesses. Ron McCoy, the Chief Technology Officer at About, will be responsible for the technology aspects of PIRT.

         "This group, along with PRISM, which are up and running on day one, are examples of the aggressive track we are taking integrating Primedia," noted Mr. Rogers. "The groups represent action towards our two broad objectives of increased sales and reduced costs."

     o   INTEGRATION OFFICER

         Completing the merger in four months, Primedia has moved quickly to integrate across traditional and new media and to ensure integration efforts. Alan Blaustein, previously President of Corporate Development at About, had been named Chief Integration Officer, reporting to Rogers.

         "Alan's job is to make sure that every possible tie and link that needs to be made across the company is made," said Rogers.

     o   ABOUT BECOMES FIFTH DIVISION OF PRIMEDIA

         About officially became the fifth division of Primedia today. Scott Kurnit, founder of About, remains Chairman and Chief Executive Officer of About, as well as Primedia's Chief Internet Officer, working with Rogers to guide the overall strategic direction of the company. Bill Day will remain President and Chief Operating Officer of About, and John Caplan will be President of the About Network.

         Mr. Kurnit also has been elected to the Primedia Board of Directors, increasing the number of directors to ten.

CONTENT INTEGRATION

         Examples of content integration already in place are the following:

     o ChannelOne has launched a new Homework Help area of its web site that is powered by About (www.channelone.com/fasttrack/), and About has begun to feature video from ChannelOne's daily news program in its Teen sites.

     o The first GuideSite created as collaboration between the two companies has gone live. The Game and Fish Destinations site (http://gameandfish.about.com), has been added to About's existing Recreation and Outdoor Sports channel. The site was created specifically to host Primedia's 30 regional magazines in this category that did not have individual online presences and were not already covered by About, demonstrating a significant opportunity to leverage content between the two media through use of a common, efficient Internet technology.

     o About has begun placing targeted subscription opportunities to Primedia print publications throughout its network.

     o Primedia's apartmentguide.com has started integrating editorial content from About's local and real estate GuideSites.

     o About's B2B offering, known as ABZ, has been merged into Primedia's IndustryClick and a combined product will be launched shortly.

ABOUT PRIMEDIA

With 2000 sales of $1.7 billion, PRIMEDIA is a targeted media company with print, video, and Internet businesses focused on consumer and business-to-business audiences. The Company publishes more than 220 magazines, and owns and operates approximately 1000 Web sites and other Internet properties through the merger with About. PRIMEDIA's stock symbol: NYSE: PRM.

ABOUT
THE HUMAN INTERNET(TM)

About, a division of PRIMEDIA Inc., is the Internet's most complete targeted environment for users and marketers. With more than 700 topic sites, each overseen by a professional Guide, the About Network provides customers with an experience unlike any other on the Web--including the Internet's best link directories, original content, community features and commerce opportunities. Media Metrix (January 2001) ranks About.com as the 6th largest Web Property. More information on the company can be found on its Web site at http://about.com/

THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS CONCERNING PRIMEDIA'S OPERATIONS, ECONOMIC PERFORMANCE AND FINANCIAL CONDITION. THESE STATEMENTS ARE BASED UPON A NUMBER OF ASSUMPTIONS AND ESTIMATES, WHICH ARE INHERENTLY SUBJECT TO UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY, AND REFLECT FUTURE BUSINESS DECISIONS, WHICH ARE SUBJECT TO CHANGE. SOME OF THESE ASSUMPTIONS MAY NOT MATERIALIZE, AND UNANTICIPATED EVENTS WILL OCCUR WHICH CAN AFFECT THE COMPANY'S RESULTS.

CONTACTS

INVESTORS:        Warren Bimblick,
                  212-745-0615
                  Wbimblick@primedia.com

MEDIA:            Suzanne Gibbons-Neff,
                  212-745-0634
                  Sneff@primedia.com